NEWS RELEASE

As previously announced, Array will hold a teleconference on November 7, 2025, at 9:00 a.m. CST. Listen to the call live via the Events & Presentations page of investors.arrayinc.com.

Array reports third quarter 2025 results

CHICAGO (November 7, 2025) — Array Digital Infrastructure, Inc. (NYSE:AD) reported total operating revenues from continuing operations of $47.1 million for the third quarter of 2025, versus $25.7 million for the same period one year ago. Net income (loss) attributable to Array shareholders and related diluted earnings (loss) per share from continuing operations were $108.8 million and $1.25, respectively, for the third quarter of 2025 compared to $(95.9) million and $(1.12), respectively, in the same period one year ago.
Recent Highlights*
•Closed on the sale of wireless operations and select spectrum assets to T-Mobile on August 1, 2025
•Paid a $23 per share special dividend on August 19, 2025
•Commenced T-Mobile MLA on August 1, 2025, helping to drive a 68% increase in Site rental revenues, excluding non-cash amortization
•Entered into additional spectrum sales expected to result in aggregate proceeds of $178 million
•Announced appointment of Anthony Carlson as President and CEO effective November 16, 2025

* Comparisons are 3Q’24 to 3Q’25 unless otherwise noted

“We are off to a great start as an independent tower company,” said Doug Chambers, Array Interim President and CEO. “The new T-Mobile MLA commenced on August 1, and the team has been doing an outstanding job on the implementation effort. This new MLA drove a 68 percent year-over-year increase in Site rental revenue, excluding non-cash amortization. We have also made great progress monetizing our spectrum as we entered into additional agreements to sell our remaining spectrum and have now closed or signed agreements to monetize 70 percent of our spectrum portfolio.”

Pending transactions
Subsequent to the August 1, 2025 close of the sale of wireless operations, Array has reached additional agreements with T-Mobile for 700 MHz spectrum licenses, AWS and a portion of the 600 MHz put/call totaling $178 million in aggregate expected proceeds, subject to closing conditions and regulatory approvals.

On October 17, 2024, Array, and certain subsidiaries of Array, entered into a License Purchase Agreement with Verizon Communications, Inc. (Verizon) to sell certain AWS, Cellular and PCS wireless spectrum licenses, subject to receipt of regulatory approvals, and agreed to grant Verizon certain rights to lease such licenses prior to the transaction close.
On November 6, 2024, Array, and certain subsidiaries of Array, entered into a License Purchase Agreement with New Cingular Wireless PCS, LLC (AT&T), a subsidiary of AT&T Inc. to sell certain 3.45 GHz and 700 MHz wireless spectrum licenses, subject to receipt of regulatory approvals, and agreed to grant AT&T certain rights to lease and sub-lease such licenses prior to the transaction close.

Leadership Transition at Array
As separately announced, Anthony Carlson will become President and CEO of Array on November 16, succeeding Interim President and CEO Doug Chambers.

“Now that we have Array established as a standalone tower company, we are ready to announce its next step in leadership, selecting Anthony Carlson to be Array’s President and CEO,” said Walter Carlson, Chairman of the Array Board of Directors.  “Anthony’s substantial and increasing responsibilities at UScellular and TDS Telecom over the past six years provide him with the right foundation to lead Array’s growing tower business and provide strategic vision to its operations.”

See separately issued announcement on November 7, 2025 for more information on our leadership transition.

Conference Call Information
Array will hold a conference call on November 7, 2025 at 9:00 a.m. Central Time.
▪Access the live call on the Events & Presentations page of investors.arrayinc.com or at
https://events.q4inc.com/attendee/604881005

Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.arrayinc.com. The call will be archived on the Events & Presentations page of investors.arrayinc.com.
About Array
Array Digital Infrastructure, Inc. is a leading owner and operator of shared wireless communications infrastructure in the United States. With over 4,400 cell towers in locations from coast to coast, Array enables the deployment of 5G and other wireless technologies throughout the country. As of September 30, 2025, Telephone and Data Systems, Inc. owned approximately 82% of Array.
Contacts
Julie Mathews, IRC, Director - Investor Relations of TDS
julie.mathews@tdsinc.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: the manner in which Array's remaining business is conducted; strategic decisions regarding the tower business; Array's reliance on a small number of tenants for a substantial portion of its revenues; extreme weather events; whether the additional spectrum license sales to T-Mobile and the previously announced spectrum license sales to Verizon and AT&T will be consummated and the impact of the ongoing government shutdown on timing of closing these transactions; whether Array can monetize the remaining spectrum assets; competition in the tower industry; and significant investments in wireless operating entities Array does not control. Investors are encouraged to consider these and other risks and uncertainties that are more fully described under “Risk Factors” in the most recent filing of Array's Form 10-K, as updated by any Array Form 10-Q filed subsequent to such Form 10-K.

For more information about Array, visit: investors.arrayinc.com

Array Digital Infrastructure, Inc.
Summary Operating Data (Unaudited)
Three Months Ended September 30, 2025
Capital expenditures from continuing operations (thousands)	$7,927
Owned towers	4,449
Number of colocations[1]	4,517
Tower tenancy rate[2]	1.02

1Represents instances where a third-party rents or leases space on a company-owned tower. Excludes Interim Sites whereby T-Mobile is leasing up to 1,800 sites for a period of up to 30 months subject to the terms and conditions of the MLA.
2Calculated as total number of colocations divided by total number of towers. Excludes Interim Sites whereby T-Mobile is leasing up to 1,800 sites for a period of up to 30 months subject to the terms and conditions of the MLA.

Array Digital Infrastructure, Inc.
Consolidated Statement of Operations Highlights
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	2025 vs. 2024	2025	2024	2025 vs. 2024
(Dollars and shares in thousands, except per share amounts)
Operating revenues
Site rental	$45,838	$25,669	79%	$99,663	$76,591	30%
Services	1,281	70	NM	2,969	254	NM
Total operating revenues	47,119	25,739	83%	102,632	76,845	34%

Operating expenses
Cost of operations (excluding Depreciation, amortization and accretion reported below)	20,976	18,263	15%	56,662	52,822	7%
Selling, general and administrative	20,525	21,176	(3)%	69,063	78,997	(13)%
Depreciation, amortization and accretion	11,868	12,237	(3)%	35,860	35,058	2%
Loss on impairment of licenses	47,679	136,234	(65)%	47,679	136,234	(65)%
(Gain) loss on asset disposals, net	707	196	N/M	620	590	5%
(Gain) loss on license sales and exchanges, net	(1,323)	(2,200)	40%	(6,123)	4,360	N/M
Total operating expenses	100,432	185,906	(46)%	203,761	308,061	(34)%

Operating income (loss)	(53,313)	(160,167)	67%	(101,129)	(231,216)	56%

Other income (expense)
Equity in earnings of unconsolidated entities	69,811	43,109	62%	147,453	123,445	19%
Interest and dividend income	8,909	3,552	N/M	15,267	9,076	68%
Interest expense	(8,855)	(4,241)	N/M	(16,233)	(9,201)	(76)%
Short-term imputed spectrum lease income	30,413	—	N/M	30,413	—	N/M
Other, net	254	—	N/M	253	—	N/M
Total other income (expense)	100,532	42,420	N/M	177,153	123,320	44%

Income (loss) before income taxes	47,219	(117,747)	N/M	76,024	(107,896)	N/M
Income tax expense (benefit)	(62,701)	(22,046)	N/M	(54,479)	(15,600)	N/M
Net income (loss) from continuing operations	109,920	(95,701)	N/M	130,503	(92,296)	N/M
Less: Net income from continuing operations attributable to noncontrolling interests, net of tax	1,084	204	N/M	2,210	5,276	(58)%
Net income (loss) from continuing operations attributable to Array shareholders	108,836	(95,905)	N/M	128,293	(97,572)	N/M

Net income (loss) from discontinued operations	(130,492)	17,320	N/M	(99,193)	55,712	N/M
Less: Net income from discontinued operations attributable to noncontrolling interests, net of tax	16,809	567	N/M	17,822	2,091	N/M
Net income (loss) from discontinued operations attributable to Array shareholders	(147,301)	16,753	N/M	(117,015)	53,621	N/M

Net income (loss)	(20,572)	(78,381)	74%	31,310	(36,584)	N/M
Less: Net income attributable to noncontrolling interests, net of tax	17,893	771	N/M	20,032	7,367	N/M
Net income (loss) attributable to Array shareholders	$(38,465)	$(79,152)	51%	$11,278	$(43,951)	N/M

Array Digital Infrastructure, Inc.
Consolidated Statement of Operations Highlights
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	2025 vs. 2024	2025	2024	2025 vs. 2024
(Dollars and shares in thousands, except per share amounts)
Basic weighted average shares outstanding	86,251	85,832	—	85,726	85,717	—

Basic earnings (loss) per share from continuing operations attributable to Array shareholders	$1.26	$(1.12)	N/M	$1.50	$(1.14)	N/M
Basic earnings (loss) per share from discontinued operations attributable to Array shareholders	$(1.71)	$0.20	N/M	$(1.37)	$0.63	N/M
Basic earnings (loss) per share attributable to Array shareholders	$(0.45)	$(0.92)	51%	$0.13	$(0.51)	N/M

Diluted weighted average shares outstanding	86,846	85,832	1%	87,842	85,717	2%

Diluted earnings (loss) per share from continuing operations attributable to Array shareholders	$1.25	$(1.12)	N/M	$1.46	$(1.14)	N/M
Diluted earnings (loss) per share from discontinued operations attributable to Array shareholders	$(1.69)	$0.20	N/M	$(1.33)	$0.63	N/M
Diluted earnings (loss) per share attributable to Array shareholders	$(0.44)	$(0.92)	52%	$0.13	$(0.51)	N/M

N/M - Percentage change not meaningful

Array Digital Infrastructure, Inc.
Consolidated Statement of Cash Flows
(Unaudited)
	Nine Months Ended September 30,
	2025	2024
(Dollars in thousands)
Cash flows from operating activities
Net income (loss)	$31,310	$(36,584)
Net income (loss) from discontinued operations	(99,193)	55,712
Net income (loss) from continuing operations	130,503	(92,296)
Add (deduct) adjustments to reconcile net income (loss) to net cash flows from operating activities
Depreciation, amortization and accretion	35,860	35,058
Bad debts expense	1,655	(1,748)
Stock-based compensation expense	1,560	2,079
Deferred income taxes, net	(81,087)	(35,055)
Equity in earnings of unconsolidated entities	(147,453)	(123,445)
Distributions from unconsolidated entities	149,732	106,458
Loss on impairment of licenses	47,679	136,234
(Gain) loss on asset disposals, net	620	590
(Gain) loss on license sales and exchanges, net	(6,123)	4,360
Other operating activities	338	90
Changes in assets and liabilities from operations
Accounts receivable	(5,157)	6,620
Accounts payable	22,231	(39,865)
Customer deposits and deferred revenues	(28,880)	(510)
Accrued taxes	(11,713)	4,592
Accrued interest	2,372	(265)
Other assets and liabilities	(89,627)	(22,435)
Net cash provided by (used in) operating activities - continuing operations	22,510	(19,538)
Net cash provided by operating activities - discontinued operations	380,388	781,019
Net cash provided by operating activities	402,898	761,481

Cash flows from investing activities
Cash paid for additions to property, plant and equipment	(18,597)	(13,371)
Cash paid for licenses	(4,175)	(16,562)
Cash received from divestitures	5,439	—
Other investing activities	1,301	—
Net cash provided by (used in) investing activities - continuing operations	(16,032)	(29,933)
Net cash provided by (used in) investing activities - discontinued operations	2,462,399	(385,077)
Net cash provided by (used in) investing activities	2,446,367	(415,010)

Cash flows from financing activities
Issuance of long-term debt	325,000	40,000
Repayment of long-term debt	(875,250)	(203,000)
Tax withholdings, net of cash receipts, for stock-based compensation awards	(63,506)	(11,522)
Repurchase of Common Shares	(21,360)	(25,628)
Dividends paid to Array shareholders	(1,986,719)	—
Payment of debt issuance costs	(5,668)	—
Distributions to noncontrolling interests	(26,811)	(4,060)
Other financing activities	(7,930)	(2,316)
Net cash used in financing activities - continuing operations	(2,662,244)	(206,526)
Net cash used in financing activities - discontinued operations	(20,537)	(31,579)
Net cash used in financing activities	(2,682,781)	(238,105)

Net increase in cash, cash equivalents and restricted cash	166,484	108,366

Cash, cash equivalents and restricted cash
Beginning of period	159,142	179,914
End of period	$325,626	$288,280

Array Digital Infrastructure, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

ASSETS

	September 30, 2025	December 31, 2024
(Dollars in thousands)
Current assets
Cash and cash equivalents	$325,626	$143,730
Accounts receivable, net	19,683	12,729
Prepaid expenses	2,981	7,060
Income taxes receivable	—	123
Current assets of discontinued operations	—	1,163,032
Other current assets	3,954	18,196
Total current assets	352,244	1,344,870

Non-current assets held for sale	1,585,258	12

Non-current assets of discontinued operations	—	4,499,069

Licenses	1,648,604	3,281,508

Investments in unconsolidated entities	452,174	453,938

Property, plant and equipment, net	386,834	384,021

Operating lease right-of-use assets	477,744	465,274

Other assets and deferred charges	15,469	20,289

Total assets	$4,918,327	$10,448,981

Array Digital Infrastructure, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

LIABILITIES AND EQUITY

	September 30, 2025	December 31, 2024
(Dollars in thousands, except per share amounts)
Current liabilities
Current portion of long-term debt	$2,031	$22,000
Accounts payable	69,157	36,454
Customer deposits and deferred revenues	122,090	1,716
Accrued taxes	289,836	27,077
Accrued compensation	4,620	89,476
Short-term operating lease liabilities	15,600	16,133
Current liabilities of discontinued operations	20,242	671,575
Other current liabilities	15,453	19,340
Total current liabilities	539,029	883,771

Non-current liabilities of discontinued operations	—	2,310,660

Deferred liabilities and credits
Deferred income tax liability, net	320,689	728,229
Long-term operating lease liabilities	513,421	495,736
Other deferred liabilities and credits	336,135	221,376

Long-term debt, net	671,902	1,201,725

Noncontrolling interests with redemption features	—	15,831

Equity
Array shareholders’ equity
Series A Common and Common Shares, par value $1.00 per share	88,074	88,074
Additional paid-in capital	1,795,035	1,782,219
Treasury shares	(85,618)	(111,589)
Retained earnings	732,333	2,818,002
Total Array shareholders’ equity	2,529,824	4,576,706

Noncontrolling interests	7,327	14,947

Total equity	2,537,151	4,591,653

Total liabilities and equity	$4,918,327	$10,448,981

Array Digital Infrastructure, Inc.
EBITDA, Adjusted EBITDA, Adjusted OIBDA and AFCF Reconciliations
(Unaudited)

EBITDA, Adjusted EBITDA and Adjusted OIBDA

EBITDA, Adjusted EBITDA and Adjusted OIBDA are defined as net income adjusted for the items set forth in the reconciliations below. EBITDA, Adjusted EBITDA and Adjusted OIBDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (GAAP) and should not be considered as alternatives to Net income or Cash flows from operating activities, as indicators of cash flows or as measures of liquidity. Array does not intend to imply that any such items set forth in the reconciliations below are infrequent or unusual; such items may occur in the future. Management uses Adjusted EBITDA and Adjusted OIBDA as measurements of profitability, and therefore reconciliations to Net income are deemed appropriate. Management believes Adjusted EBITDA and Adjusted OIBDA are useful measures of Array’s operating results before significant recurring non-cash charges, nonrecurring expenses, gains and losses, and other items as presented below as they provide additional relevant and useful information to investors and other users of Array’s financial data in evaluating the effectiveness of its operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Adjusted EBITDA shows adjusted earnings before interest, taxes, depreciation, amortization and accretion, gains and losses, and expenses related to the strategic alternatives review of Array while Adjusted OIBDA reduces this measure further to exclude Equity in earnings of unconsolidated entities and Interest and dividend income in order to more effectively show the performance of operating activities excluding investment activities. The following tables reconcile EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measure, Net income (loss) and Income (loss) before income taxes.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
(Dollars in thousands)
Net income (loss) from continuing operations (GAAP)	$109,920	$(95,701)	$130,503	$(92,296)
Add back or deduct:
Income tax expense (benefit)	(62,701)	(22,046)	(54,479)	(15,600)
Income (loss) before income taxes (GAAP)	47,219	(117,747)	76,024	(107,896)
Add back:
Interest expense	8,855	4,241	16,233	9,201
Depreciation, amortization and accretion expense	11,868	12,237	35,860	35,058
EBITDA (Non-GAAP)	67,942	(101,269)	128,117	(63,637)
Add back or deduct:
Expenses related to strategic alternatives review	489	1,253	2,349	19,913
Loss on impairment of licenses	47,679	136,234	47,679	136,234
(Gain) loss on asset disposals, net	707	196	620	590
(Gain) loss on license sales and exchanges, net	(1,323)	(2,200)	(6,123)	4,360
Short-term imputed spectrum lease income	(30,413)	—	(30,413)	—
Adjusted EBITDA (Non-GAAP)	85,081	34,214	142,229	97,460
Deduct:
Equity in earnings of unconsolidated entities	69,811	43,109	147,453	123,445
Interest and dividend income	8,909	3,552	15,267	9,076
Other, net	254	—	253	—
Adjusted OIBDA (Non-GAAP)	$6,107	$(12,447)	$(20,744)	$(35,061)

Adjusted Free Cash Flow (AFCF)

AFCF is a non-GAAP measure defined as Net income from continuing operations adjusted for the items set forth in the reconciliation below. AFCF is not a measure of financial performance under GAAP and should not be considered as an alternative to Net income from continuing operations or as an indicator of cash flows.

Management believes AFCF is a useful measure of Array’s cash generated from operations and investments. The following table reconciles AFCF to the corresponding GAAP measure, Net income from continuing operations. This measure will only be presented prospectively as following the sale of Array's wireless operations to T-Mobile on August 1, 2025, the primary business operations for Array changed from providing wireless communications services to a standalone tower company. In addition, Array continues to own noncontrolling interests in investments that earn significant income, and generate significant cash flows.

Three Months Ended September 30, 2025
(Dollars in thousands)
Net income from continuing operations (GAAP)	$109,920
Add back or deduct:
Deferred income taxes	(80,572)
Short-term imputed spectrum lease income	(30,413)
Amortization of deferred debt charges	274
Equity in earnings of unconsolidated entities	(69,811)
Distributions from unconsolidated entities	61,794
(Gain) loss on license sales and exchanges, net	(1,323)
(Gain) loss on asset disposals, net	707
Loss on impairment of licenses	47,679
Depreciation, amortization and accretion	11,868
Expenses related to strategic alternatives review	489
Straight line and other non-cash revenue adjustments	(3,872)
Straight line expense adjustment	1,559
Maintenance and other capital expenditures	(2,374)
Adjusted Free Cash Flow from continuing operations (Non-GAAP)	$45,925